STOCK OPTION AGREEMENT

          AGREEMENT made as of this 7th day of May, 2001 (the "Date of Grant") between iJoin Systems, Inc., a Delaware corporation (the "Company"), and _______________________ (the "Optionee").

                              W I T N E S S E T H:

          WHEREAS, since April 20, 2001, the Optionee has made himself or herself available to the Company, as an independent contractor and at his or her election, to perform such services as may be reasonably requested by the Company from time to time in connection with its business operations (collectively, the "Services");

          WHEREAS, in recognition of and in full and complete compensation for the performance of any Services rendered or to be rendered by the Optionee to the Company from time to time in his or her capacity as an independent contractor, the Company wishes to grant to the Optionee, and the Optionee agrees to receive as payment in full by the Company for the performance of any such Services, an option to purchase up to an aggregate of ___________ shares of the common stock, $.0001 par value, of the Company (the "Common Stock"), in accordance with the Company's 2001 Stock Option Plan (the "Plan") and upon the terms and conditions set forth herein.

          NOW, THEREFORE, for and in consideration of the performance of Services as well as the premises, mutual covenants herein set forth and other good and valuable consideration, the Company and the Optionee hereby agree as follows:

          1. Confirmation of Grant of Option. Pursuant to a determination by the Committee, the Company, subject to the terms of the Plan and this Agreement, hereby grants to the Optionee, as compensation for the Services, the right to purchase (the "Option") an aggregate of __________ shares of Common Stock, subject to adjustment as provided in the Plan (such shares, as adjusted, hereinafter being referred to as the "Shares"). The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly, the Optionee is urged to consult with its individual tax advisor prior to exercising the Option since the exercise of the Option may result in adverse tax consequences including the payment of additional federal and/or state income taxes.

          2. Purchase Price. The purchase price of shares of Common Stock covered by the Option will be $_____ per share, subject to adjustment as provided in the Plan.

          3. Exercise of Option. Subject to all of the terms and conditions of this Agreement and the Plan, the right to purchase shares under the Option shall vest as to all of the Shares as of the Date of Grant. The Option may be exercised pursuant to the provisions of this Section 3, by notice and payment to the Company as provided in Sections 9 and 17 hereof.

          4. Term of  Option.  The term of the  Option  shall be a period of ten
(10) years (minus one day) from the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement. This Option, to the extent unexercised, shall expire on the day immediately prior to the tenth (10th) anniversary of the Date of Grant. The holder of the Option shall not have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) provided that the date of issuance shall not be earlier than the date this Option is exercised and payment of the full purchase price of the shares of Common Stock (with respect to which this Option is exercised) is made to the Company.

          5. Non-transferability of Option. The Option shall not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process, except as may be provided in the Plan. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of the Plan, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Company or any Parent or Subsidiary may have under this Agreement or otherwise.

          6. Exercise Upon Cessation of Service. If the Optionee at any time ceases to be an Employee or director of or Consultant to the Company and of any Parent or Subsidiary by reason of his discharge for Good Cause, then the Option shall, at the time of such termination of service, terminate and the Optionee shall forfeit all rights hereunder. If, however, the Optionee ceases to be an Employee, director or Consultant for any reason other than as provided in the immediately preceding sentence, the Option may, subject to the provisions of
Section 5 hereof, be exercised by the Optionee to the same extent the Optionee would have been entitled under Section 3 hereof to exercise the Option immediately prior to such cessation provided, at any time within three (3) months after such cessation of service, at the end of which period the Option, to the extent not then exercised, shall terminate and the Optionee shall forfeit all rights hereunder, even if the Optionee subsequently returns as an Employee, director or Consultant of the Company or any Parent or Subsidiary. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

          7. Exercise Upon Death or Disability. (a) If the Optionee dies while the Optionee is providing services and on or after the first date upon which the Optionee would have been entitled to exercise the Option under the provisions of
Section 3 hereof, the Option may, subject to the provisions of Section 5 hereof, be exercised (to the same extent the Optionee would have been entitled under Section 3 hereof to exercise the Option immediately prior to the Optionee's death), by the estate of the Optionee (or by the person or persons who acquire the right to exercise the Option by written designation of the Optionee) at any time within one (1) year after the death of the Optionee, at the end of which period the Option, to the extent not then exercised, shall terminate and the estate or other beneficiaries shall forfeit all rights hereunder. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.


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

               (b) In the event that the Optionee is terminated by the Company and any Parent or Subsidiary due to the Disability of the Optionee, the Option may, subject to the provisions of Section 5 hereof, be exercised (to the same extent the Optionee would have been entitled under Section 3 hereof to exercise the Option immediately prior to his termination due to Disability) by the Optionee within the period ending one (1) year after the date of such termination, at the end of which period the Option, to the extent not then exercised, shall terminate and the Optionee shall forfeit all rights hereunder even if the Optionee subsequently provides services to the Company. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

          8. Registration. At the time of issuance, the shares of Common Stock subject hereto and issuable upon the exercise hereof may not be registered under the Securities Act of 1933, as amended, and, if required upon the request of counsel to the Company, the Optionee will give a representation as to his investment intent with respect to such shares prior to their issuance as set forth in Section 9 hereof. The Company may register or qualify the shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the Option.

          9. Method of Exercise of Option. (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice in the manner set forth in Exhibit A hereto (the "Notice") and provision for payment to the Company in accordance with the procedure prescribed herein. Each such Notice shall:

               (i) state the election to exercise the Option and the number of Shares with respect to which it is being exercised;

               (ii) contain a representation and agreement as to investment intent, if required by counsel to the Company with respect to such Shares, in a form satisfactory to counsel to the Company;

               (iii) reaffirm the release provisions contained in Section 15 hereof as true and correct as of the exercise date of the Option;

               (iv) be signed by the Optionee or the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel to the Company, of the right of such other person or persons to exercise the Option;

               (v) include payment of the full purchase price for the shares of Common Stock to be purchased pursuant to such exercise of the Option; and

               (vi) be received by the Company on or before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Company's executive office, then such written Notice must be received at such office on or before the last regular business day prior to such date of expiration.

               (b) Payment of the purchase price of any shares of Common Stock, in respect of which the Option shall be exercised, shall be made by the Optionee or such person or persons at the place specified by the Company on the date the Notice is received by the Company (i) by delivering to the Company a certified or bank cashier's check payable to the order of the Company or (ii) if consented to by the Company in writing, by delivering to the Company properly endorsed certificates of shares of Common Stock (or certificates accompanied by an appropriate stock power) with signature guaranties by a bank or trust company, or (iii) if consented to by the Company in writing, by a concurrent sale of a portion of the shares of Common Stock to be acquired upon the exercise of this Option to the extent permitted upon delivery by the Optionee of a properly executed notice, together with a copy of the Optionee's irrevocable instructions to a broker acceptable to the Company to sell all or a portion of such shares of Common Stock and deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price; provided, that, in connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms, or (iv) by any combination of the foregoing. For purposes of the immediately preceding sentence, an exercise effected by the tender of Common Stock (or deemed to be effected by the tender of Common Stock) may only be consummated with Common Stock held by the Optionee for a period of six (6) months.

               (c) The Option shall be deemed to have been exercised with respect to any particular shares of Common Stock if, and only if, the preceding provisions of this Section 9 and the provisions of Section 10 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised on the date the Notice and related payment were received by the Company. Anything in this Agreement to the contrary notwithstanding, any Notice given pursuant to the provisions of this Section 9 shall be void and of no effect if all of the preceding provisions of this Section 9 and the provisions of Section 10 shall not have been complied with.

               (d) The certificate or certificates for shares of Common Stock as to which the Option shall be exercised will be registered in the name of the Optionee (or in the name of the Optionee's estate or other beneficiary if the Option is exercised after the Optionee's death), or if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, will be registered in the name of the Optionee and another person jointly, with right of survivorship and will be delivered as soon as practical after the date the Notice is received by the Company (accompanied by full payment of the exercise price), but only upon compliance with all of the provisions of this Agreement.

               (e) If the Optionee fails to accept delivery of and pay for all or any part of the number of Shares specified in such Notice, his right to exercise the Option with respect to such undelivered Shares may be terminated in the sole discretion of the Committee. The Option may be exercised only with respect to full Shares.

               (f) The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock purchased upon the exercise of any part of the Option prior to the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of shares thereupon. Such payment shall be made by the Optionee in cash or, with the written consent of the Company, by tendering to the Company shares of Common Stock equal in value to the amount of the required withholding. In the alternative, the Company may, at its option, satisfy such withholding requirements by withholding from the shares of Common Stock to be delivered to the Optionee pursuant to an exercise of the Option a number of shares of Common Stock equal in value to the amount of the required withholding.

          10. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including, but not limited to, compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any stock exchange or automated trading medium upon which the Common Stock may then be listed or traded.

          11. Resale of Common Stock. (a) If so requested by the Company, upon any sale or transfer of the Common Stock purchased upon exercise of the Option (subject to the provisions of Section 11(c) hereof), the Optionee shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (i) the Common Stock to be sold or transferred has been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus meeting the requirements of Section 10(a) of said Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Common Stock to be sold or transferred, or (ii) such Common Stock may then be sold pursuant to an exemption from registration requirements or otherwise without violating Section 5 of said Act.

               (b) The Common Stock issued upon exercise of the Option shall bear the following (or similar) legend if required by counsel for the Company:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (i) REGISTERED UNDER SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR (ii) iJOIN SYSTEMS, INC., A DELAWARE CORPORATION (THE "COMPANY"), SHALL HAVE RECEIVED FROM COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, AN OPINION, IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION OF SUCH SHARES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

               (c) The Optionee hereby agrees that, if so requested by the Company or any representatives of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, the Optionee shall not sell or otherwise transfer any shares of Common Stock or other securities of the Company during the six (6) month period (or such longer or shorter period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company ) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such registration shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

          12. Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of this Agreement.

          13. Independent Contractor. Nothing contained in this Agreement shall constitute the Optionee as an employee or agent of the Company; it being acknowledged and agreed by the parties that the Optionee shall perform the Services as an independent contractor and shall not have the authority to obligate, commit or act on behalf of the Company in any manner whatsoever. The Company shall make no deductions or withholdings from any payments due to the Optionee hereunder for federal, state or local income tax purposes and the Optionee shall be responsible for any and all taxes and other payments due on the Option and the underlying Shares granted under this Agreement.

          14. Continuation of Services. Nothing contained in this Agreement shall be construed as (a) a contract of employment between the Optionee and the Company or any Parent or Subsidiary, (b) as a right of the Optionee to be engaged or continued as a Service provider by the Company or by any Parent or Subsidiary, or (c) as a limitation of the right of the Company or of any Parent or Subsidiary to discharge or not engage the Optionee as a Service provider at any time, with or without cause.

          15. Release. As an additional incentive to the Company to grant fully-vested Options and to engage the Optionee from time to time as a Service provider, the Optionee hereby fully and forever waives, releases, discharges and promises never to assert against the Company and its predecessors, subsidiaries, parent and related entities, officers, directors, shareholders, agents, attorneys, employees, successors or assigns, any and all claims for liability, obligations, damages or losses (collectively "Claims"), whether presently known or unknown, that the Optionee ever had, might have had or now have or hereafter can, shall or may, have arising from or by reason of any relationship between the Company and the Optionee at, and/or the performance of the Services from, any time prior to the date of this Agreement or the date of any subsequent reaffirmation of this release pursuant to Section 9 hereof. These Claims include, but are not limited to, (i) any Claims for wages, severance pay, bonuses, accrued vacation, personal days, holidays, sick days, stock, stock options, attorneys fees, costs or expenses; (ii) all Claims arising under any agreement, understanding, promise or contract (express or implied, oral or written) between the Optionee and the Company; and (iii) all Claims arising under any federal, state and local statutory or common law and the laws of contract and tort.

          16. Limitation of Action. The Optionee and the Company each acknowledges that every right of action accruing to him or it, as the case may be, and arising out of or in connection with this Agreement against the Company or a Parent or Subsidiary, on the one hand, or against the Optionee, on the other hand, shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

          17. Notices. Each notice relating to this Agreement shall be in writing and delivered in person, by recognized overnight courier or by certified mail to the proper address. All notices to the Company or the Committee shall be addressed to them at 2505 Second Avenue, Suite 500, Seattle, Washington 98121,
Attn: President, or to such other address as may be designated for such purpose by the Company from time to time by notice given in the manner herein provided. All notices to the Optionee shall be addressed to the Optionee or such other person or persons at the Optionee's address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

          18.  Benefits of Agreement.  This Agreement shall inure to the benefit
of  the  Company,   the  Optionee  and  their   respective   heirs,   executors,
administrators, personal representatives, successors and assigns.

          19. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted. If one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope or subject, such provisions will be construed by limiting them so as to be enforceable to the maximum extent compatible with applicable law.

          20. Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

          21. Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

          22. Incorporation of Recitals. The recitals contained in this Agreement are hereby incorporated and made a part of this Agreement; it being acknowledged and agreed by the parties hereto that the Company, in granting the Option, has relied upon (and it is of the essence of this Agreement) that the Optionee is an independent contractor and accepts the Options in full and complete consideration for the Services.

          23. Incorporation of Terms of Plan. This Agreement shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference. In the event of any conflict between the provisions of this Agreement and the express requirements of the Plan, the requirements of the Plan shall control. This Agreement and the Plan together constitute the entire understanding between the Optionee and the Company regarding the Option, and any prior agreements, commitments or negotiations concerning the Option are hereby superseded. No provision of this Option may be amended, modified or waived, except in writing signed by all of the parties hereto.

          24. Entire Agreement. This Agreement (a) contains the entire agreement of the parties, and supersedes all prior agreements and understandings, oral or otherwise, between the parties, with respect to the granting of Options to Optionee and other matters contained herein

             [THE REST OF THIS PAGE INTENTIONALLY BEING LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Date of Grant set forth above.


                                        iJoin Systems, Inc.


                                        By:________________________________
                                           Name:
                                           Title:


                                        ___________________________________
                                        [Name of Optionee]


                                        Address: __________________________

                                        ___________________________________

                                        ___________________________________

                                        ___________________________________
                                        (Social Security Number)

                                                                       EXHIBIT A

                           STOCK OPTION EXERCISE FORM

                                                                [DATE]

iJoin Systems, Inc.
___________________
___________________
Attn: ________________

Dear Sirs:

          Pursuant to the provisions of the Stock Option Agreement dated May 7, 2001 (the "Agreement"), whereby you have granted to me a non-qualified option (the "Option") to purchase up to [ ] shares of the Common Stock of iJoin Systems, Inc. (the "Company") subject to the terms of the Agreement, I hereby notify you that (a) I elect to exercise my option to purchase [ ] of the shares of Common Stock covered by such Option at the $1.00 per share price specified therein and (b) I reaffirm as of the date hereof the release provisions set forth in Section 15 of the Agreement. In full payment of the price for the shares being purchased hereby, I am delivering to you herewith (i) certified or bank cashier's check payable to the order of the Company in the amount of $____________,1 or (ii) a certificate or certificates for [ ] shares of Common Stock of the Company, and which have a fair market value as of the date hereof of $___________, [and a certified or bank cashier's check, payable to the order of the Company, in the amount of $________________].2 Any such stock certificate or certificates are endorsed, or accompanied by an appropriate stock power, to the order of the Company, with my signature guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange. I hereby acknowledge that I am purchasing these shares for investment purposes only and not for resale in violation of any federal or state securities laws.

                                        Very truly yours,


                                        ----------------------------------------


                                        [Address]
                                        (For notices, reports, dividend checks
                                        and other communications to
                                        stockholders.)


----------------

1 $____________ of this amount is the purchase price of the shares, and the balance represents payment of withholding taxes as follows: Federal $____________, State $___________ and Local $___________

2 $___________ of this amount is at least equal to the current market value of one share of Common Stock of the Company, and the balance represents payment of withholding taxes as follows: Federal $___________, State $___________ and Local $___________.